Exhibit 99.1

United States Diesel-Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended June 30, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$55,906
Unrealized Gain (Loss) on Market Value of Futures	34,360
Dividend Income	57
Interest Income	29
Total Income (Loss)	$90,352

Expenses
Professional Fees	$10,380
General Partner Management Fees	1,656
SEC & FINRA Registration Expense	600
Brokerage Commissions	176
Prepaid Insurance Expense	50
Non-interested Directors' Fees and Expenses	43
NYMEX License Fee	41
Total Expenses	12,946
Expense Waiver	(9,711)
Net Expenses	$3,235
Net Income (Loss)	$87,117

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/14	$3,276,372
Net Income (Loss)	87,117

Net Asset Value End of Month	$3,363,489
Net Asset Value Per Share (100,000 Shares)	$33.63

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612